UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 27, 2022

WHIRLPOOL CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware		1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63,
Benton Harbor,	Michigan		49022-2692
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (269) 923-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	WHR	Chicago Stock Exchange	and	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure
On June 27, 2022, Whirlpool Corporation (the “Company”), through its subsidiary Whirlpool EMEA SpA, entered into a share purchase agreement with Arçelik A.Ş.(“Arcelik”) to sell the Company’s Russian business to Arcelik for deferred payments. The sale includes the entirety of the Company’s operations in Russia, including the Company’s manufacturing site in Lipetsk, Russia, and the sales organization in Moscow, Russia, as well as sales operations in Kazakhstan and other select CIS countries.
The deferred payments are expected to be made over a ten-year period and are subject to a cap based on the net asset value of the business as of closing, which is currently estimated at approximately €220 million. The deferred payments, subject to regulatory authorization or confirmation, will be based on business conditions, distributable reserves, defined liabilities, and cash and receipts existing on the balance sheet at closing. The purchase agreement is subject to additional conditions for closing, including obtaining regulatory approval and other customary conditions. The sale is expected to be finalized in the third quarter of 2022.
After closing, the Lipetsk site will continue to manufacture appliances under the Indesit, Hotpoint and Stinol brands.
The Company expects to record a loss between $300 million to $400 million during the second quarter of 2022 in connection with the transaction. The final amount is subject to changes based on the movements in working capital accounts, divestiture related costs and impacts of foreign currency.
The Company, as a U.S. company, is taking this action given the current operating environment in Russia and has concluded the agreement to be the best course of action for its employees, shareholders and overall business.
The Company does not expect to provide any further information regarding the transaction until it reports earnings results for the second quarter.
The information in this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall otherwise be expressly set forth by specific reference in such filing.

Cautionary Statements Regarding Forward-looking Statements
Certain statements in this current report relating to the sale of the Company’s Russia business and amount and timing of deferred payments constitute “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current expectations regarding future events and speak only as of the date of this current report. Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees that the sale transaction will be consummated during the referenced time period or at all, or that the Company will receive deferred payments in an amount equal to the capped amount. Important factors that could cause actual results to differ materially from these expectations include, among other things, the satisfaction of closing conditions, the receipt of required regulatory approvals, and business conditions yielding deferred payment amounts materially less than the capped amount. In addition to these risks, reference should also be made to the factors discussed under “Risk Factors” in Whirlpool Corporation’s periodic filings with the Securities and Exchange Commission. Although the forward-looking statements contained in this current report are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this current report and, except as expressly required by applicable law, Whirlpool Corporation assumes no obligation to update or revise them to reflect new events or circumstances.

Website Disclosure
We routinely post important information for investors on our website, whirlpoolcorp.com, in the "Investors" section. We also intend to update the Hot Topics Q&A portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2022
                            WHIRLPOOL CORPORATION

                            By:     /s/ BRIDGET K. QUINN
                            Name:     Bridget K. Quinn
                            Title:     Deputy General Counsel and Corporate Secretary